EXHIBIT 5.3
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                               [GRAPHIC OMITTED]
                             Gilbert Laustsen Jung
                     Associates Ltd. Petroleum Consultants
         4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2
                    (403) 266-9500       Fax (403) 262-1855



September 16, 2004

TO:      UNITED STATES SECURITIES AND EXCHANGE COMMISSION

RE:      ENCANA CORPORATION ("ENCANA") - REGISTRATION STATEMENT ON FORM F-9
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We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of EnCana's petroleum and natural gas reserves as at December 31, 2003, in the registration statement on Form F-9 of EnCana (File No. 333-118737).

Yours truly,



/s/ Doug R. Sutton
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Doug R. Sutton, P. Eng.
Vice-President

Calgary, Alberta